Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal 2015 Financial Results

First Quarter Revenue up 21% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

June 3, 2014 – Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal first quarter ended April 30, 2014.

Revenue for the first quarter of fiscal 2015 was $40.9 million, up 21% from $33.9 million in the same period in fiscal 2014. Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2015 was 62.5%, compared with 63.9% for the same period in fiscal 2014. GAAP net income for the first quarter of fiscal 2015 was $5.3 million, or $0.17 per diluted ordinary share, compared with GAAP net income of $4.7 million, or $0.16 per diluted ordinary share, for the same period in fiscal 2014.

Gross margin on a non-GAAP basis for the first quarter of fiscal 2015 was 62.7%, compared with 64.0% for the same period in fiscal 2014. Non-GAAP net income for the first quarter of fiscal 2015 was $7.8 million, or $0.25 per diluted ordinary share. This compares with non-GAAP net income of $6.2 million, or $0.21 per diluted ordinary share, for the same period in fiscal 2014.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash and marketable securities on hand at the end of the first fiscal quarter of 2015 were $155.6 million, compared with $104.3 million at the end of the same quarter a year ago.

“We are very pleased with the financial results of our first fiscal quarter of 2015,” said Fermi Wang, president and CEO. “During the first quarter we achieved revenue of $40.9 million, up 21% from the same period last year, driven by continued growth in our IP security camera business. We believe the expanding markets for innovative, high definition professional and consumer cameras will continue to give us the opportunity to grow our revenues in the year ahead.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss first quarter 2015 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. The conference ID is 42871710. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including IP security cameras, wearable sports cameras and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to the expansion of our target markets and our ability to generate revenue growth from our business operations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2014 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first quarter ended April 30, 2014 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2014	2013
Revenue	$40,921	$33,941
Cost of revenue	15,325	12,248

Gross profit	25,596	21,693

Operating expenses:
Research and development	12,914	11,317
Selling, general and administrative	6,755	5,157

Total operating expenses	19,669	16,474
Income from operations	5,927	5,219
Other income (loss), net	49	(5)

Income before income taxes	5,976	5,214
Provision for income taxes	716	473

Net income	$5,260	$4,741

Net income per share attributable to ordinary shareholders:
Basic	$0.18	$0.17

Diluted	$0.17	$0.16

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	28,976,339	27,056,932

Diluted	31,763,993	29,066,062

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2014	2013
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$59	$34
Research and development	1,590	974
Selling, general and administrative	1,225	598

Total stock-based compensation	$2,874	$1,606

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2014	2013
	(unaudited)
GAAP net income	$5,260	$4,741
Two-class method - allocation to participating securities	(2)	(9)
Treasury stock method - additional allocation to ordinary shares	—	1

GAAP net income - diluted	$5,258	$4,733

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	2,576	1,463
Two-class method - additional allocation to participating securities	(1)	(3)
Treasury stock method - additional allocation to ordinary shares	—	—

Non-GAAP net income - diluted	$7,833	$6,193

GAAP - diluted weighted average shares	31,763,993	29,066,062
Non-GAAP - diluted weighted average shares	31,763,993	29,066,062
GAAP - diluted net income per share	$0.17	$0.16
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.08	0.05
Non-GAAP adjustment to two-class method diluted net income	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—
Non-GAAP - diluted net income per share	$0.25	$0.21

For fiscal Q1 2015 and Q1 2014, the difference between GAAP and non-GAAP gross margin was 0.2% and 0.1%, or $59,157 and $34,041, respectively. The difference was due to the effect of stock-based compensation recorded for GAAP purposes.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30, 2014	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$129,480	$143,394
Marketable securities	26,136	—
Accounts receivable, net	21,305	18,837
Inventories	10,034	10,452
Restricted cash	5	3
Deferred tax assets, current	1,599	1,599
Prepaid expenses and other current assets	2,621	2,951

Total current assets	191,180	177,236
Property and equipment, net	2,950	3,018
Deferred tax assets, non-current	1,260	1,134
Other assets	1,873	1,919

Total assets	$197,263	$183,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	13,408	8,321
Accrued liabilities	9,334	11,705
Income taxes payable	449	545
Deferred revenue, current	4,817	4,831

Total current liabilities	28,008	25,402
Other long-term liabilities	1,556	1,544

Total liabilities	29,564	26,946

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	13	13
Additional paid-in capital	116,355	110,285
Accumulated other comprehensive income	8	—
Retained earnings	51,323	46,063

Total shareholders’ equity	167,699	156,361

Total liabilities and shareholders’ equity	$197,263	$183,307